Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-3 of our report dated April 6, 2004, on the financial statements of P-D Holdings Corp. and Subsidiaries included in the Current Report of EPIQ Systems, Inc. on Form 8-K/A as filed with the SEC on April 13, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP
Portland, Oregon
June 28, 2004